UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2025

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2025, Christopher J. Murphy III, Chairman of the Board and Chief Executive Officer of 1st Source Corporation (the “Company”) and Chairman of the Board of 1st Source Bank (the “Bank”), formally informed the Board of Directors of the Company of his intent to step down from his existing positions with the Company and the Bank effective October 1, 2025. The Board of the Company approved Mr. Murphy’s request to step down from his existing positions and resolved that effective October 1, 2025, Mr. Murphy will assume the role of Executive Chairman of the Company and the Bank. It is expected that Mr. Murphy will enter into an amended employment agreement.

Additionally, the Board of Directors of the Company resolved that effective October 1, 2025, Andrea G. Short will be promoted to the position of Chief Executive Officer of the Company. Ms. Short will remain President of the Company and Chief Executive Officer of the Bank. It is expected that Ms. Short will enter into an amended employment agreement with a minimum term of five years.

Also, the Board of Directors resolved that effective October 1, 2025, Kevin C. Murphy will be promoted to President of the Bank. Mr. Murphy will remain Executive Vice President of the Company. Mr. Murphy, who is 50 years old, has served as Executive Vice President of the Company and the Bank since the end of 2022. Mr. Murphy joined the Bank during 2006 and his career has taken him through many different areas and management roles in the Bank: IT Web Development, Branch Systems, Treasury Products and Customer Support, Electronic Banking, Central Region President, Chief Information Officer and most recently as Group Head of IT, Marketing, and Digital Strategy. Mr. Murphy is the son of Christopher J. Murphy, III and the brother of Christopher J. Murphy IV who is a member of the Company’s and the Bank’s Board of Directors. Mr. Murphy and members of his immediate family are customers of and have had banking relationships with the Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that Mr. Murphy will enter into an employment agreement with substantially the same terms as other executive officer employment agreements.

Finally, Brett A. Bauer, Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank, was promoted to Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank. It is expected that Mr. Bauer will enter into an amended employment agreement.

ITEM 9.01    Financial Statements and Exhibits.
Exhibit 99.1:    Press release issued by 1st Source Corporation on July 24, 2025.

101        Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business reporting Language).

104        Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 29, 2025	/s/ BRETT A. BAUER
Brett A. Bauer
Treasurer and Chief Financial Officer
Principal Accounting Officer